EXHIBIT 1

Information Concerning Reporting Persons And

Their General Partners, Executive Officers and Directors

Except as otherwise indicated below, all persons named in this Exhibit 1 are French citizens or entities organized under the laws of France.

1. Mr. Vincent Bolloré

Mr. Vincent Bolloré’s principal business address is Tour Bolloré, 31/32 Quai de Dion Bouton, 92800 Puteaux, France. His principal occupation or employment is President of the Bolloré Group.

2. Financière du Loch

(a) The General Partners of FdL, each of which is ultimately controlled by Mr. Vincent Bolloré, are set forth below:

(i) Société Industrielle et Financière de L’Artois

Principal Business Address:

Tour Bolloré

31/32 quai de Dion Bouton

92800 Puteaux, France

The principal business of Société Industrielle et Financière de L’Artois is the holding and acquisition of interests in companies.

Number of Ordinary Shares owned of record: 0.

Directors and Executive Officers of Société Industrielle et Financière de L’Artois:

•	Chairman and Chief Executive Officer: Mr. Michel Roqueplo.

•	Honorary President: Comte Edouard de Ribes.

•	Directors: Comte Edouard de Ribes, Mr Hubert Fabri (Belgian), Mr Jean-Philippe Hottinger (French / Swiss), Mr Edmond Marchegay, Mr. Michel Roqueplo, Mr. Christophe Von Malaise (German), Mr. Olivier Roussel, Bolloré Participations, Compagnie du Cambodge, Société Bordelaise Africaine and PF Representation (a British company).

(ii) Compagnie du Cambodge

Principal Business Address:

Tour Bolloré

31/32 quai de Dion Bouton

92800 Puteaux, France

The principal business of Compagnie du Cambodge is the holding and acquisition of interests in companies.

Number of Ordinary Shares owned of record: 0.

Directors and Executive Officers of Compagnie du Cambodge:

•	Chairman of the Management Board: Mr. Jean-Louis Bouquet.

•	Members of the Management Board: Mr. Jean-Louis Bouquet and Mr. Marc Bebon.

•	Chairman of the Supervisory Board: Comte Edouard de Ribes.

•	Vice Chairman of the Supervisory Board: Mr. Hubert Fabri (Belgian).

•	Members of the Supervisory Board: Comte Edouard de Ribes, Mr. Hubert Fabri (Belgian), Mr. Daniel-Louis Deleau (Belgian), Bolloré Participations, Plantations des Terres Rouges (a Luxembourg company).

(iii) Bolloré S.A.

Principal Business Address:

Odet

29500 Ergue Gaberic, France

Bolloré S.A. is a company wich is mainly involved in industrial activities (plastic films, capacitors) and also specialized in the holding and acquisition of interests in companies.

Number of Ordinary Shares owned of record: 0.

Directors and Executive Officers of Bolloré S.A.:

•	Chairman and Chief Executive Officer: Mr. Vincent Bolloré.

•	Directors: Mr. Vincent Bolloré, Comte Edouard de Ribes, Mr. Hubert Fabri (Belgian), Mr. Giffard Philippe, Mr. Antoine Bernheim, Mr. Georges Pebereau, Mr. Olivier Roussel, Mr. Michel Roussin, AGF VIE, Bolloré Participations, Financière de l’Odet and Financière V.

(b) Manager of FdL:

Mr. Jean-Louis Bouquet is the Managing Director of FdL. His principal business address is Tour Bolloré, 31/32 Quai de Dion Bouton, 92800 Puteaux, France.

His principal occupation is Chairman and Chief Executive Officer of BatScap.

Number of Ordinary Shares owned of record: 0.

3. Nord Sumatra Investissements

NSI is ultimately controlled by Mr. Vincent Bolloré.

•	Chairman and Managing Director: Mr. Vincent Bolloré.

•	Directors : Mr. Vincent Bolloré, Comte Edouard de Ribes, Mr. Hubert Fabri (Belgian), Société Financière des Caoutchoucs “SOCFIN” (Belgian company), Mr. André Balot (Belgian), Bolloré Participations.

4. Compagnie de Pont l’Abbé

CPA is ultimately controlled by Mr. Vincent Bolloré.

Mr. Marc Bebon is the Chief Executive Officer of CPA. His principal business address is Tour Bolloré, 31/32 Quai de Dion Bouton, 92800 Puteaux, France.

His principal occupation is Treasurer Manager of the Bolloré Group.

Number of Ordinary Shares owned of record: 0.

5. Financière de Sainte-Marine

FdSM is ultimately controlled by Mr. Vincent Bolloré.

Mr. Thierry Marraud is the Chief Executive Officer of FdSM. His principal business address is Tour Bolloré, 31/32 Quai de Dion Bouton, 92800 Puteaux, France.

His principal occupation is Financial Manager of the Bolloré Group.

Number of Ordinary Shares owned of record: 0.